Exhibit 99.3

NANOGEN, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On February 9, 2004, Nanogen, Inc. (“Nanogen” or the “Company”) entered into a Combination Agreement (the “Combination”) with SynX Pharma Inc. (“SynX”) whereby the Company would acquire SynX for approximately Canadian $16.3 million (approximately U.S.$12.0 million) in an all-stock transaction by way of a court-approved plan of arrangement. The transaction closed on April 21, 2004. The following unaudited pro forma combined financial statements reflect the impact of the acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.

SynX’s historical financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s unaudited consolidated balance sheet as of March 31, 2004, unaudited consolidated statement of operations for the three months ended March 31, 2004, and statement of operations for the year ended December 31, 2003 have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. Reclassifications have been made to the historical presentation of SynX in order to conform to the pro forma combined presentation.

The unaudited pro forma combined balance sheet as of March 31, 2004 gives effect to the proposed SynX acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SynX as of March 31, 2004, combined with the Company’s historical unaudited consolidated balance sheet as of March 31, 2004.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2004 illustrates the effect of the acquisition of SynX as if it had occurred on January 1, 2004, and was derived from the historical unaudited consolidated statement of operations for SynX for the three months ended March 31, 2004, combined with the Company’s historical unaudited consolidated statement of operations for the three months ended March 31, 2004.

The unaudited pro forma combined statement of operations for the year ended December 31, 2003 illustrates the effect of the acquisition of SynX as if it had occurred on January 1, 2003, and was derived from the historical audited statement of operations of SynX for the year ended December 31, 2003, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2003.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical audited and unaudited financial statements and notes thereto of SynX and the Company. SynX’s historical audited financial statements for the year ended December 31, 2003, as well as their historical unaudited financial statements for the quarter ended March 31, 2004 are included as exhibits to this report. The historical financial statements for the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission.

Pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2004

U.S. GAAP - (U.S.$ in thousands)

	Nanogen March 31, 2004	SynX March 31, 2004 (A)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$32,030	$124	$(837	)(B)	$31,317
Short-term investments	30,947	—	—		30,947
Accounts receivable	2,333	259	—		2,592
Inventory	4,145	89	—		4,234
Other current assets	849	395	—		1,244

Total current assets	70,304	867	(837)		70,334
Property and equipment	3,898	4,159	—		8,057
Long-term investments	—	762	(762	)(H)	—
Intangible assets	2,232	1,457	(1,163	)(D)	2,526
Goodwill	—	—	12,397	(C)	12,397
Restricted cash	—	763	—		763
Other assets	1,513	—	(940	)(B)	573

Total assets	$77,947	$8,008	$8,695		$94,650

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$170	$1,931	$—		$2,101
Accrued liabilities	4,323	1,482	795	(E)	6,600
Deferred revenue	411	—	—		411
Current portion of capital lease obligations	580	5	—		585

Total current liabilities	5,484	3,418	795		9,697
Debentures	—	2,539	(2,539	)(F)	—
Capital lease obligations, less current portion	530	—	—		530
Other long-term liabilities	4,304	1,409	(806	)(C)	4,907

Total long-term liabilities	4,834	3,948	(3,345)		5,437
Stockholders’ equity:
Common stock	31	26,285	(26,283	)(G)	33
Additional paid-in capital	250,296	181	15,569	(G)	266,046
Accumulated other comprehensive income	11	1,009	(1,009	)(G)	11
Deferred compensation	(158)	—	(107	)(G)	(265)
Accumulated deficit	(181,629)	(26,833)	23,075	(G)	(185,387)
Treasury stock	(922)	—	—		(922)

Total stockholders’ equity	67,629	642	11,245		79,516

Total liabilities and stockholders’ equity	$77,947	$8,008	$8,695		$94,650

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004

U.S. GAAP - (U.S.$ in thousands, except per share data)

	Nanogen March 31, 2004	SynX March 31, 2004 (I)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$1,132	$71	$—		$1,203
License fees	152	—	—		152
Research services	—	163	—		163
Sponsored research	375	—	—		375
Contract and grant revenue	500	—	—		500

Total revenues	2,159	234	—		2,393
Costs and expenses:
Cost of product sales	914	40	—		954
Research and development	4,348	1,094	—		5,442
Selling, general and administrative	3,575	1,151	10	(J)	4,736

Total costs and expenses	8,837	2,285	10		11,132

Loss from operations	(6,678)	(2,051)	(10)		(8,739)

Interest income, net	102	5	—		107
Other income (expense)	(20)	—	—		(20)
Gain (loss) of foreign currency translation	1,221	(7)	—		1,214

Net loss	$(5,375)	$(2,053)	(10)		$(7,438)

Net loss per share - basic and diluted	$(0.20)				$(0.26)

Basic and diluted shares outstanding	26,936		1,908	(K)	28,844

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

U.S. GAAP - (U.S.$ in thousands, except per share data)

	Nanogen December 31, 2003	SynX December 31, 2003 (L)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$2,762	$457	$—		$3,219
License fees	84	2,198	—		2,282
Research Services	—	1,772	—		1,772
Sponsored research	1,500	—	—		1,500
Contract and grant revenue	2,367	—	—		2,367

Total revenues	6,713	4,427	—		11,140

Costs and expenses:
Cost of product sales	3,176	220	—		3,396
Research and development	19,038	5,970	—		25,008
Selling, general and administrative	15,319	3,669	40	(M)	19,028

Total costs and expenses	37,533	9,859	40		47,432

Loss from operations	(30,820)	(5,432)	(40)		(36,292)

Interest income, net	489	60	—		549
Loss on the sale of short-term investments	(1,925)	—	—		(1,925)
Other income (expense)	(157)	(153)	—		(310)
Minority interest in consolidated subsidiaries	1,817	—	—		1,817

Net loss	$(30,596)	$(5,525)	$(40)		$(36,161)

Net loss per share - basic and diluted	$(1.38)				$(1.50)

Basic and diluted shares outstanding	22,244		1,908	(N)	24,152

See Notes to Unaudited Pro Forma Combined Financial Statements

NANOGEN, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined financial statements of Nanogen, Inc. (“Nanogen” or the “Company”) have been prepared by the Company using the purchase method of accounting. The pro forma adjustments are preliminary and are based on management’s estimates of the fair value and useful lives of the assets to be acquired and the liabilities to be assumed, and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s unaudited consolidated balance sheet as of March 31, 2004, unaudited consolidated statement of operations for the three months ended March 31, 2004, and statement of operations for the year ended December 31, 2003 have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

The unaudited pro forma combined balance sheet as of March 31, 2004 gives effect to the proposed SynX acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of SynX as of March 31, 2004, combined with the Company’s historical unaudited consolidated balance sheet as of March 31, 2004.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2004 illustrates the effect of the acquisition of SynX as if it had occurred on January 1, 2004, and was derived from the historical unaudited statement of operations for SynX for the three months ended March 31, 2004, combined with the Company’s historical unaudited consolidated statement of operations for the three months ended March 31, 2004.

The unaudited pro forma combined statement of operations for the year ended December 31, 2003 illustrates the effect of the acquisition of SynX as if it had occurred on January 1, 2003, and was derived from the historical audited statement of operations of SynX for the year ended December 31, 2003, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2003.

2. Assumptions for SynX and Pro Forma Adjustments

On February 9, 2004, the Company entered into a Combination Agreement with SynX whereby Nanogen would acquire SynX for Canadian approximately $16.3 million (approximately U.S. $12.0 million) in an all-stock transaction by way of a court-approved plan of arrangement. The transaction closed on April 21, 2004.

The pro forma adjustments are preliminary and based on management’s estimates of fair value and useful lives of the assets to be acquired and liabilities to be assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. A final valuation of acquired intangibles and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of operations are subject to change, and the final amounts may differ substantially.

Adjustments made by the Company in connection with the preparation of the unaudited pro forma combined balance sheet as of March 31, 2004 and the unaudited pro forma combined statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 are as follows:

(A)	Certain reclassifications have been made to the historical presentation of SynX in order to conform to the pro forma condensed combined presentation. The SynX assets and liabilities have been translated to U.S. dollars based upon the U.S. to Canadian dollar conversion rate as of March 31, 2004 and equity was converted based on the conversion rate at the approximate time the respective equity transactions were consummated.

(B)	Adjustments to cash as of March 31, 2004 include the portion of the bridge credit facility provided to SynX by the Company which was funded after March 31, 2004, as well as the portion of Nanogen’s estimated direct Combination costs incurred after March 31, 2004, including financial advisory, legal and other costs. SynX’s direct Combination costs are included as an adjustment to liabilities assumed (note E).

Adjustments to cash are as follows (U.S.$ in thousands):

Bridge credit facility, post March 31, 2004 (note C)	$(192)
Nanogen’s direct Combination costs, post March 31, 2004	(645)

Net adjustment to cash	$(837)

In addition, other assets have been adjusted to account for bridge credit facility and combination cost activity which incurred through March 31, 2004.

Adjustments to other assets are as follows (U.S.$ in thousands):

Bridge credit facility, prior to March 31, 2004 (note C)	$(806)
Nanogen’s direct Combination costs, prior to March 31, 2004	(134)

Net adjustment to other assets	$(940)

(C)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to SynX’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the Combination. The Combination Agreement specifies consideration of Canadian $16,287,500 (approximately U.S.$11,986,000). This consideration was paid at closing in the form of Nanogen common stock. The Company also made available to SynX a secured bridge credit facility of up to Canadian $2 million (approximately U.S.$1.5 million) to fund working capital needs prior to closing, of which U.S. $998,000 was utilized prior to expiration. The estimates below are subject to change and may differ.

The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):

Purchase consideration	$11,986
Estimated direct transaction fees and expenses (note B)	779
Bridge credit facility	998
Assumption of SynX debenture warrants (note F)	865
Fair value of SynX stock options assumed (note G)	362

Total estimated purchase price	$14,990

The estimated purchase price has been preliminarily allocated as follows based on the amounts of the assets and liabilities to be acquired as of March 31, 2004 (U.S.$ in thousands):

Fair value of net tangible assets acquired and liabilities assumed:
Cash and equivalents	$124
Accounts receivable	259
Inventory	89
Other current assets	395
Property and equipment	4,159
Restricted cash	763
Accounts payable	(1,931)
Accrued liabilities	(2,277)
Capital lease obligations	(5)
Other long-term liabilities	(603)
Debentures	(2,539)

		$(1,566)

Fair value of identifiable intangible assets acquired:
In process research and development	3,758
Trade names and trademarks	294

		4,052
Deferred compensation (note G)		107
Goodwill		12,397

Total estimated purchase price allocation		$14,990

(D)	Of the total estimated purchase price, a preliminary estimate of approximately $4.1 million has been allocated to intangible assets to be acquired. Included in this estimate is approximately $3.8 million which relates to in-process research and development. Upon closing of the Combination, the portion of the purchase price which was allocated to in-process research and development was required to be written off. For pro forma presentation purposes, the amount allocated to in-process research and development has been reduced from net intangibles and offset against accumulated deficit. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets resulting from the Combination.

Adjustments to intangibles are as follows (U.S.$ in thousands):

In-process research and development	$3,758
Trade names and trademarks	294

Value assigned to intangible assets	4,052
Less: historical net book value of intangibles	(1,457)
Less: In-process research and development write-off	(3,758)

Net adjustment to intangibles	$(1,163)

(E)	The increase in pro forma accrued liabilities represents the estimated obligations for change of control obligations to certain SynX senior executives and SynX’s estimated direct Combination costs, including financial advisory, legal, accounting and other costs (excluding $420,000 in costs already reflected in SynX’s March 31, 2004 balance sheet) and are broken out as follows (U.S.$ in thousands):

Change of control obligations	$280
SynX direct Combination costs	515

Net adjustment to accrued liabilities	$795

(F)	SynX debentures outstanding, including accrued but unpaid interest, were purchased by Nanogen immediately after closing of the Combination through a payment of 334,234 shares of Nanogen common stock. Warrants related to the debentures were assumed by the Company and have been converted into warrants for 190,649 shares of Nanogen common stock with an exercise price of $4.97.

(G)	Represents adjustments to reflect the elimination of the components of the historical equity of SynX totaling $0.9 million, the issuance of $12.0 million of Nanogen common stock related to the Combination, the issuance of $2.6 million in Nanogen common stock related to the settlement of debentures, and $1.2 million for the estimated value of SynX’s stock options and warrants to be assumed by the Company. The value for the options and warrants was estimated using the Black-Scholes valuation model for option pricing with the following assumptions: a risk-free interest rate of 1.470%; a dividend yield of zero; a volatility factor of the expected market price of the Company’s common stock of 90%; and a weighted average expected life of two years. In addition, the intrinsic value of unvested stock options assumed was estimated at $107,000 and has been recorded as deferred compensation (note C). The deferred compensation will be amortized over the remaining vesting period.

Adjustments to additional paid-in capital are as follows (U.S.$ in thousands):

Issuance of Company common stock	$11,984
Retirement of SynX debentures (note F)	2,539
Assumption of warrants (note F)	865
Assumption of options	362
Elimination of SynX additional paid-in capital	(181)

Net adjustment to additional paid-in capital	$15,569

Adjustments to accumulated deficit are as follows (U.S.$ in thousands):

Elimination of historical SynX accumulated deficit	$26,833
Write-off of in-process research and development	(3,758)

Net adjustment to accumulated deficit	$23,075

(H)	Long-term investments represent restricted common stock held by SynX in two early stage Canadian companies. Based on a combination of transfer restrictions, lack of liquidity of the stock, going concern questions, and other factors, none of the purchase price has been allocated to the restricted common stock.

(I)	SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s historical statement of operations for the three months ended March 31, 2004 has been adjusted to conform to U.S. GAAP and has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the three month period. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

(J)	Increase in selling, general and administrative costs represent the estimated amortization of deferred compensation for three months (note G). The deferred compensation is amortized over the remaining vesting period of the assumed unvested stock options which ranges from one to four years.

(K)	The pro forma basic and diluted weighted average number of shares are calculated by adding the Company’s weighted average basic shares outstanding and 1,908,000 shares, representing the Nanogen common shares issued in conjunction with the Combination, including the purchase of the SynX debentures.

(L)	SynX’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. SynX’s statement of operations for the year ended December 31, 2003 has been adjusted to conform to U.S. GAAP and has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the year. Reclassifications have been made to the historical presentation of SynX in order to conform the pro forma combined presentation.

(M)	Increase in selling, general and administrative costs represent the estimated amortization of deferred compensation for twelve months (note G). The deferred compensation is amortized over the remaining vesting period of the assumed unvested stock options which ranges from one to four years.

(N)	The pro forma basic and diluted weighted average number of shares are calculated by adding the Company’s weighted average basic shares outstanding and 1,908,000 shares, representing the Nanogen common shares issued in conjunction with the Combination, including the purchase of the SynX debentures.